UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 19, 2009

CIBER, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-13103	38-2046833
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

6363 S. Fiddler’s Green Circle, Suite 1400, Greenwood Village, Colorado		80111
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (303) 220-0100

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On February 19, 2009, CIBER, Inc. (“CIBER” or the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with ROTH Capital Partners, LLC and Kaufman Bros., L.P. The Underwriting Agreement relates to the issuance and sale in a public offering (the “Offering”) by CIBER of 8,000,000 shares (the “Shares”) of its common stock, par value $0.01 per share. The price per Share to the Underwriters is $2.60 per Share, and the Underwriters will initially offer the Shares to the public at $2.75 per Share. The Offering will be made under CIBER’s shelf registration statement on Form S-3, as amended (Registration No. 333-155663) (the “Registration Statement”), including a base prospectus dated December 24, 2008, as supplemented by a prospectus supplement. The Underwriting Agreement contains customary representations, warranties and covenants by CIBER, conditions to closing and indemnification provisions, as well as a form lock-up agreement that has been signed by the Company’s directors and officers. This summary of the Underwriting Agreement is qualified in its entirety by reference to the Underwriting Agreement filed herewith as Exhibit 1.1 and incorporated into this Item 1.01 by reference.

In connection with the issuance of the Shares in the Offering, Hogan & Hartson LLP, counsel to the Company, will deliver an opinion to the Company regarding the legality of the Shares upon issuance and sale thereof, which is attached hereto as Exhibit 5.1. This description of the opinion is qualified in its entirety by reference to Exhibit 5.1.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

1.1	Underwriting Agreement, dated February 19, 2009, between CIBER, Inc. and ROTH Capital Partners, LLC and Kaufman Bros., L.P.

5.1	Opinion of Hogan & Hartson LLP

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

CIBER, INC.

Date:	February 20, 2009	By:	/s/ Peter H. Cheesbrough
		Name:	Peter H. Cheesbrough
		Title:	Chief Financial Officer, Executive Vice President and Treasurer

Exhibit Index

Exhibit No.

1.1	Underwriting Agreement, dated February 19, 2009, between CIBER, Inc. and ROTH Capital Partners, LLC and Kaufman Bros., L.P.

5.1	Opinion of Hogan & Hartson LLP